                                                                   EXHIBIT 99(d)

                       AUCTION PREFERRED SHARES, SERIES A

                             NO PAR VALUE PER SHARE

                    $25,000 LIQUIDATION PREFERENCE PER SHARE

Certificate Number: 1

Number of Shares:   1,720

CUSIP No.:          410142 20 2

                          JOHN HANCOCK INVESTORS TRUST

This certifies that Cede & Co. is the owner of the above referenced number of fully paid and non-assessable Auction Preferred Shares, Series A, no par value per share, $25,000 liquidation preference per share, of John Hancock Investors Trust, a Massachusetts business trust (the "Trust"), the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust, as amended and restated on August 26, 2003, establishing the Trust and the By-Laws of the Trust, as amended and restated on August 26, 2003 (the "By-Laws"), and all amendments and restatements thereto, copies of which are on file with the Secretary of the Trust at the offices of the Trust. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trust in the manner provided in the By-Laws properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust as Trustees and not individually, and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:

Executed on behalf of the Trust:

_____________________________________               ____________________________
President and Chief Executive Officer                         Treasurer

Countersigned and Registered:

Deutsche Bank Trust Company Americas
New York, New York
Transfer Agent and Registrar

BY: ________________________________

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

    ABBREVIATION                             EQUIVALENT
JT TEN                      As joint tenants, with rights of survivorship

TEN IN COM                  As tenants in common

TEN BY ENT                  As tenants by the entireties and not as tenants in
                            common

UNIF TRANSFERS MIN ACT      Uniform Transfers to Minors Act

ADM                         Administrator(s)

FDN                         Foundation

PL                          Pubic Law

AGMT                        Agreement

TR                          (As) trustee(s) for, of

CUST                        Custodian for

UA                          Under Agreement

EST                         Estate, Of estate of

UW                          Under will of, Of will of

EX                          Executor(s), Executrix, Under last will & testament

FBO                         For the benefit of

Additional abbreviations may also be used though not in the above list.

THIS CERTIFICATE IS ISSUED SUBJECT TO THE PROVISIONS RESTRICTING TRANSFERS OF THE AUCTION PREFERRED SHARES CONTAINED IN THE BY-LAWS.

                                  TRANSFER FORM

For value received, _______________ hereby sell, assign and transfer unto:

____________________        ___________________________________

(Name)                     (Social Security Number)

Please print or typewrite Name and Address (including postal ZIP Code of Assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint _____________________________________
Attorney, to transfer such beneficial interest on the books of the Trust named therein with full power of substitution in the premises.

Dated ________________, _______

Signature(s)______________________________________

(The signature of this assignment must correspond exactly with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign. )

____________________________________

(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)

IMPORTANT NOTICE

When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.

                       AUCTION PREFERRED SHARES, SERIES B

                             NO PAR VALUE PER SHARE

                    $25,000 LIQUIDATION PREFERENCE PER SHARE

Certificate Number: 1

Number of Shares:   1,720

CUSIP No.:          410142 30 1

                          JOHN HANCOCK INVESTORS TRUST

This certifies that Cede & Co. is the owner of the above referenced number of fully paid and non-assessable Auction Preferred Shares, Series B, no par value per share, $25,000 liquidation preference per share, of John Hancock Investors Trust, a Massachusetts business trust (the "Trust"), the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust, as amended and restated on August 26, 2003, establishing the Trust and the By-Laws of the Trust, as amended and restated on August 26, 2003 (the "By-Laws"), and all amendments and restatements thereto, copies of which are on file with the Secretary of the Trust at the offices of the Trust. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trust in the manner provided in the By-Laws properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust as Trustees and not individually, and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:

Executed on behalf of the Trust:

_____________________________________              ___________________________

President and Chief Executive Officer                       Treasurer

Countersigned and Registered:

Deutsche Bank Trust Company Americas
New York, New York
Transfer Agent and Registrar

BY: _____________________________

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

        ABBREVIATION                 EQUIVALENT
JT TEN                       As joint tenants, with rights of survivorship

TEN IN COM                   As tenants in common

TEN BY ENT                   As tenants by the entireties and not as tenants in
                             common

UNIF TRANSFERS MIN ACT       Uniform Transfers to Minors Act

ADM                          Administrator(s)

FDN                          Foundation

PL                           Pubic Law

AGMT                         Agreement

TR                           (As) trustee(s) for, of

CUST                         Custodian for

UA                           Under Agreement

EST                          Estate, Of estate of

UW                           Under will of, Of will of

EX                           Executor(s), Executrix, Under last will & testament

FBO                          For the benefit of

Additional abbreviations may also be used though not in the above list.

THIS CERTIFICATE IS ISSUED SUBJECT TO THE PROVISIONS RESTRICTING TRANSFERS OF THE AUCTION PREFERRED SHARES CONTAINED IN THE BY-LAWS.

                                  TRANSFER FORM

For value received, ____________________ hereby sell, assign and transfer unto:

____________________        ___________________________________

(Name)                      (Social Security Number)

Please print or typewrite Name and Address (including postal ZIP Code of Assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint _____________________________________
Attorney, to transfer such beneficial interest on the books of the Trust named therein with full power of substitution in the premises.

Dated __________________, _______

Signature(s)______________________________________

(The signature of this assignment must correspond exactly with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign. )

_____________________________

(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)

IMPORTANT NOTICE

When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.

                                      -3-